SECURITIES PURCHASE AGREEMENT

by and among

Comanche Clean Energy Corporation,

Comanche Participações do Brasil Ltda.,

Comanche Biocombustíveis de Canitar Ltda.,

Comanche Biocombustíveis de Santa Anita Ltda.,

Comanche Biocombustíveis de Bahia Ltda.,

Comanche Operações e Participações Societárias Ltda.,

Comanche Bioenergia do Maranhão Ltda.,

and

the Buyers named herein

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SCHEDULES

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (as may be amended, restated, modified and/or supplemented from time to time and including all Exhibits and Schedules hereto, the "Securities Purchase Agreement"), is entered into as of June 18, 2008, by and among Comanche Clean Energy Corporation, a Cayman Islands exempted company with limited liability, with its principal executive office located c/o Maples Corporate Services Limited, Ugland House, Grand Cayman KY1-1104 Cayman Islands (the "Company"), Comanche Participações do Brasil Ltda., a Brazilian limited liability company ("Participações"), Comanche Biocombustíveis de Canitar Ltda., a Brazilian limited liability company ("Canitar"), Comanche Biocombustíveis de Santa Anita Ltda., a Brazilian limited liability company ("Santa Anita"), Comanche Biocombustíveis de Bahia Ltda., a Brazilian limited liability company ("Bahia"), Comanche Operações e Participações Societárias Ltda., a Brazilian limited liability company ("Operações"), Comanche Bioenergia do Maranhão Ltda., a Brazilian limited liability company ("Maranhão" and, together with the Company, Participações, Canitar, Santa Anita, Bahia and Operações, the "Comanche Parties") and the investors listed on the Schedule of Buyers attached hereto as Schedule X 1 (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A. Capitalized terms used but not otherwise defined herein have the meanings provided in Schedule X 2 and the rules of construction set forth in such Schedule X-2 apply to this Securities Purchase Agreement.

B. The Comanche Parties and the Buyers are executing and delivering this Securities Purchase Agreement pursuant to an exemption from the registration requirements under the 1933 Act.

C. The Company wishes to sell to the Buyers, and the Buyers wish to purchase from the Company, upon the terms and conditions of this Securities Purchase Agreement and the Memorandum and Articles of Association of the Company 13,978,843 ordinary shares of the Company, par value $0.001 per share (each an "Ordinary Share" and all Ordinary Shares purchased and sold under this Securities Purchase Agreement, the "Transaction Shares")

D. The Company wishes to sell to the Buyers, and the Buyers wish to purchase from the Company, upon the terms and conditions of this Securities Purchase Agreement and the other applicable Transaction Documents, the Company's Senior Secured 12.5% Notes due 2013, in the form attached as Exhibit A in an aggregate original Principal Amount of $68,917,000 (each, a "Note" and all such Notes purchased and sold under this Securities Purchase Agreement, the "Transaction Notes").

E. The Company wishes to sell to the Buyers, and the Buyers wish to purchase from the Company, upon the terms and conditions of this Securities Purchase Agreement and the other applicable Transaction Documents, a total of 2,605,289 warrants, in the form attached hereto as Exhibit B, each entitling its holder to purchase one Ordinary Share (each

a "Warrant" and all Warrants purchased and sold under this Securities Purchase Agreement, the "Transaction Warrants"), comprised of 579,545 of the $7.48 Warrants (also known as Series A Warrants), 615,347 of the $8.13 Warrants (also known as Series B Warrants) and 1,410,397 of the $9.75 Warrants (also known as Series C Warrants).

F. Each Buyer wishes to purchase the number and types of Transaction Shares, Transaction Notes and Transaction Warrants (collectively, together with the Ordinary Shares available upon the exercise of the Transaction Warrants, the "Transaction Securities") set forth opposite the name of such Buyer on Schedule X-1 for the price allocated among such Transaction Securities as is set forth in Schedule X-1.

G. Each Note:

(i) will rank senior to (1) Subordinated Indebtedness, (2) all Indebtedness not constituting Permitted Indebtedness and (3) all Permitted Indebtedness expressly designated as ranking junior to the Transaction Notes, and will rank *pari passu* with (1) all other Permitted Indebtedness and (2) all other Transaction Notes;

(ii) will be secured by a first priority perfected security interest in the Collateral as evidenced by Quota Pledge Agreements in the form attached hereto as Exhibit C, and Asset Pledge Agreements substantially in the form attached hereto as Exhibit D; and

(iii) will be guaranteed by the Comanche Guarantors pursuant to a Guaranty substantially in the form attached hereto as Exhibit E.

H. Contemporaneously with the Closing, the Buyers, the Existing Registration Rights Holders and the Company will execute and deliver a Registration Rights Agreement in the form of Exhibit F (as amended, restated, supplemented and/or modified from time to time in accordance with the provisions thereof, the "Registration Rights Agreement"), pursuant to which the Company will agree to provide certain registration rights in respect of the Transaction Shares and the Ordinary Shares available upon exercise of the Transaction Warrants under the 1933 Act, the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, the Comanche Parties and the Buyers hereby agree as follows:

1. PURCHASE AND SALE OF SECURITIES.

(a) Purchase of Notes, Shares and Warrants

On the basis of the representations and warranties contained herein and subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below (the "Closing Conditions"), the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company (i) the number of Transaction Shares set forth opposite such Buyer's name in column (3) on the Schedule of Buyers, (ii) the Principal Amount of Transaction Notes set forth opposite such Buyer's name in column (4) on the Schedule of Buyers, and (iii) the number of $7.48 Warrants, $8.13 Warrants and $9.75 Warrants,

respectively, set forth opposite such Buyer's name in columns (5a), (5b) and (5c), respectively, on the Schedule of Buyers.

(b) Closing

The date and time at which the purchase and sale described in Section 1(a) will be consummated (such event, the "Closing" and the date thereof, the "Closing Date") shall be 4:00 p.m., London time, on June 18, 2008 (or such later or earlier date and time as is mutually agreed to by the Company and Buyers holding the right to purchase at least a majority of the units to be sold hereunder). The Closing shall occur on the Closing Date at Baker & McKenzie LLP, 1114 Avenue of the Americas, New York, NY 10036, or such other place as the Company and the Buyers holding the right to purchase at least a majority of the units to be sold hereunder shall mutually agree.

(c) Purchase Price; Form of Payment.

The aggregate purchase price for the Transaction Shares, Transaction Notes and Transaction Warrants to be purchased by each Buyer shall be the amount set forth opposite such Buyer's name in column (6) of the Schedule of Buyers (the "Purchase Price") and the allocation of such purchase price shall be as indicated in the allocation chart attached thereto. The allocation of the purchase price set forth in this Section 1(c) shall be binding on all holders of the Transaction Securities. At the Closing, the Company will deliver to each Buyer the Transaction Securities to be so purchased in certificated form dated the Closing Date and registered in each Buyer's name, against delivery by the Buyer to the Company or its order, of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds in accordance with the settlement statement dated as of the Closing Date, by and among the Buyers and the Company. If at the Closing the Company shall fail to tender such Transaction Securities to each Buyer as provided in this Section 1(c), or any of the conditions specified in Section 8 shall not have been fulfilled to each Buyer's satisfaction, such Buyer shall, at the Buyer's election, be relieved of all obligations under this Securities Purchase Agreement with respect to such Closing, without thereby waiving any rights the Buyer may have by reason of such failure or such nonfulfillment. A copy of each certificate representing the Transaction Securities will be made available for examination by the Buyers in London not later than 10:00 a.m. (London time) on the Business Day prior to the Closing Date.

(d) Minimum Denominations.

Beneficial interests in Notes issued in certificated form, will be in minimum denominations of $5,000 and integral multiples of $500 in excess thereof. Beneficial interests in any Ordinary Shares or Warrants issued in certificated form, will be in minimum denominations of 1 Ordinary Share or Warrant, as applicable, and integral multiples in excess thereof. Subject to such minimum denominations, Transaction Securities issued in certificated form will be allocated in the amounts as the relevant Buyer may request.

2. BUYER'S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally and not jointly, as of the date hereof and the Closing Date, with respect to only itself (and, with respect to Sections 2(g) and Section 2(i), each such Buyer, severally and not jointly, covenants) that:

(a) Accredited Investor or QIB Status.

It is a qualified institutional buyer within the meaning of Rule 144A under the 1933 Act or an accredited investor within the meaning of Rule 501(a) under the 1933 Act.

(b) Exemptions.

Such Buyer understands that the Transaction Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon, among other things, the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Transaction Securities.

(c) Information.

Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and its Subsidiaries and materials relating to the offer and sale of the Transaction Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The parties acknowledge that neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors or representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Transaction Securities involves a high degree of risk and is able to afford a complete loss of such investment. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision in respect of its acquisition of the Transaction Securities.

(d) No Governmental Review.

Such Buyer understands that no federal or state agency or any other Governmental Authority, whether in the United States or elsewhere, has passed on or made any recommendation or endorsement of the Transaction Securities or the fairness or suitability of the investment in the Transaction Securities nor have such authorities passed upon or endorsed the merits of the offering of the Transaction Securities.

(e) Validity; Enforcement.

This Securities Purchase Agreement and the other Transaction Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and constitute the legal, valid and binding obligations of such Buyer

enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, liquidation and other similar Laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(f) Placement Agent; Independent Judgment.

Such Buyer understands that Imperial Capital LLC (the "Placement Agent") has acted solely as the agent of the Company in this placement of the Transaction Securities, and that the Placement Agent makes no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Buyer may have received in connection therewith. Such Buyer acknowledges that it has not relied on any information prepared by the Placement Agent or advice furnished by or on behalf of the Placement Agent. Such Buyer agrees that it has, independently and without reliance on Placement Agent or any other Person, and based on such documents and information as it has deemed appropriate, made its own valuation and credit analysis of the Company and its Subsidiaries and has made its own decision to enter into this Securities Purchase Agreement and purchase the Transaction Securities.

(g) Covenant on Hedging.

During the Restricted Period, it shall not, directly or indirectly, enter into any Hedging Agreement or similar transaction, the value of which is based upon the value of any of the Transaction Securities purchased in reliance on Regulation S under this Securities Purchase Agreement, except for transactions involving an index-based portfolio of securities that includes Ordinary Shares; provided, always, that the value of such Ordinary Shares in such portfolio is not more than 5% of the total value of the portfolio of securities

(h) No Registration.

It acknowledges that the Transaction Securities have not been registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the 1933 Act.

(i) No General Solicitation.

(i) It has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Transaction Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act; and

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Transaction Securities except:

(A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A and in connection with each such sale, it has

taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B) Otherwise during the Restricted Period, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the 1933 Act. Accordingly, neither such Buyer nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts (as defined in Regulation S) with respect to the Transaction Securities, and such Buyer, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of, and as defined in, Regulation S. Such Buyer agrees that, at or prior to confirmation of sale of the Transaction Securities pursuant to Regulation S, such Buyer will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Transaction Securities from it during the restricted period a confirmation or notice to substantially the following effect:

> "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "1933 Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the 1933 Act. Terms used above have the meanings given to them by Regulation S."

(iii) Such Buyer has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Transaction Securities, except with its affiliates or with the prior written consent of the Company.

(j) Reliance by Counsel.

Such Buyer acknowledges and agrees that the Company and, for purposes of the opinions to be delivered pursuant to Section 8, counsel for the Company may rely upon the accuracy of the representations and warranties of the Buyers, and compliance by the Buyers with their agreements, contained in Sections 2(a), (b), (g) and (i) above, and such Buyer hereby consents to such reliance.

3. REPRESENTATIONS AND WARRANTIES OF THE COMANCHE PARTIES.

Each Comanche Party, jointly and severally, represents and warrants to each of the Buyers on the Closing Date that:

(a) Organization and Qualification.

Set forth on Schedule 3(a) is a true and correct list of the entities in which the Company or any Subsidiary, directly or indirectly, owns capital stock or holds an equity or similar interest, together with their respective jurisdictions of organization and/or incorporation

and the percentage of the outstanding capital stock or other equity interests of such entity that is held by the Company or such Subsidiary or any of their respective Subsidiaries. Other than with respect to the entities listed on Schedule 3(a), the Company does not, directly or indirectly, own any securities or beneficial ownership interests in any other Person (including through joint ventures or partnership arrangements) or have any investment in any other Person. Each of the Company and the Subsidiaries are entities duly organized and/or incorporated and validly existing and in good standing (to the extent the good standing concept is recognized in their jurisdiction of organization) under the Laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. If applicable, each of the Company and the Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Except as set forth in Schedule 3(a), the Company and each Subsidiary thereof holds all right, title and interest in and to 100% of the capital stock, equity or similar interests of each of its respective Subsidiaries, in each case, free and clear of any Liens other than Permitted Liens, and all of such capital stock, equity or similar interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock, any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock, any other equity security of such Subsidiary.

(b) Authorization; Enforcement; Validity.

Such Comanche Party has the requisite corporate power and authority to enter into and perform its obligations under this Securities Purchase Agreement and the other Transaction Documents to which it is a Party and to consummate the transactions contemplated herein and therein in accordance with the terms hereof and thereof. The execution and delivery by such Comanche Party of this Securities Purchase Agreement and the other Transaction Documents to which it is a party and the consummation by the applicable Comanche Party of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate or other organizational powers. Each of the Transaction Documents to which such Comanche Party is a party has been duly executed and delivered by such Comanche Party, and, assuming due authorization, execution and delivery by all other parties thereto, will constitute a legal, valid and binding obligation of such Comanche Party thereto enforceable against such Person in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c) No Conflicts.

Neither the execution and delivery by such Comanche Party of the Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by such Comanche Party with any of the provisions hereof or thereof

(including, without limitation, the exercise provisions of the Transaction Warrants), will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of such Comanche Party, except as necessary to perfect Liens under the Security Documents, under any of the terms, conditions or provisions of (i) the memorandum and articles of association (or similar governing documents) of the Company or the articles of incorporation, charter, bylaws or other governing instrument of any other Comanche Party or (ii) any Company Significant Agreement, or (B) result in a violation of any Law, except in the cases of clauses (A)(ii) and (B) for such violations, conflicts and breaches that have not had or would not reasonably be expected to have a Material Adverse Effect.

(d) Consents.

No Comanche Party is required to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Authority or any self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Securities Purchase Agreement or the other Transaction Documents to which it is a party, in each case in accordance with the terms hereof or thereof, except for the following consents, authorizations, orders, filings and registrations: (i) the filing, in each case, with the appropriate Governmental Authorities, of appropriate Financing Statements and ancillary documents pursuant to the Asset Pledge Agreements and the Quota Pledge Agreements; (ii) filings required by applicable securities Laws; (iii) filings required by Brazilian Law to register foreign investment; (iv) the registration statement and related state securities Law filings required by the Registration Rights Agreement, (v) consents required from the holders of registrable securities under the Earlier Registration Rights Agreements; and (vi) the consents described in Section 7(e). All consents, authorizations, orders, filings and registrations which the Company is required to have obtained prior to the date hereof pursuant to the preceding sentence shall have been obtained or effected prior to the Closing Date.

(e) Buyers Not Officers, Affiliates, 10% Beneficial Owners or Fiduciaries of the Company.

The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser in respect of each of the Securities Purchase Agreement and the Transaction Documents and the transactions contemplated hereby and thereby and that, except as set forth on Schedule 3(e), prior to the Closing, no Buyer is (i) an officer or director of the Company, (ii) to the Knowledge of the Company, an "affiliate" (as defined in Rule 144 under the 1933 Act) of the Company or (iii) to the Knowledge of the Company, a "beneficial owner" (within the meaning of Rule 13d-3 under the 1934 Act) of more than 10% of the Company's Ordinary Shares. The Company further acknowledges that, except as set forth on Schedule 3(e), to the Knowledge of the Company, no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) in respect of each of the Securities Purchase Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with each of the Securities Purchase Agreement and the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such

Buyer's purchase of the Transaction Securities. The Company further represents to each Buyer that the decision of the Company and each other Comanche Party to enter into each of the Securities Purchase Agreement and the Transaction Documents to which it is a party has been based solely on the independent evaluation by such Comanche Parties and their respective representatives.

(f) Offer of Securities; Closing of Securities.

Subject to and assuming the accuracy of Buyers' representations and warranties hereunder, the offer by the Company of the Transaction Securities is exempt from registration under the 1933 Act by reason of Regulation S or Section 4(2) thereof or another applicable exemption from registration. The issuance of the Transaction Securities has been duly authorized and such Transaction Securities are fully paid and non-assessable and free from all taxes and Liens (other than Permitted Liens) in respect of the issue thereof.

(g) Foreign Private Issuer.

The Company is a "foreign private issuer" as defined in Rule 3b-4 under the 1934 Act.

(h) Sales to Persons Other than QIBs and AIs.

Neither the Company nor any person acting on its behalf has made offers or sales of any of the Transaction Securities, or solicited offers to buy any Transaction Securities in the United States to persons other than to persons who have represented to the Company that they are "qualified institutional buyers" as defined in Rule 144A or "accredited investors" as such term is defined in Rule 501(a) of Regulation D.

(i) No Integrated Offering.

None of the Company, any of its Subsidiaries and any of their respective Affiliates, nor any Person acting on its or their behalf has taken any action, directly or indirectly (including any offers or sales of any security or solicitation of any offers to buy any security, under circumstances), that would require registration of any of the Transaction Securities under the 1933 Act or cause this offering of the Transaction Securities to be integrated with prior or concurrent offerings by the Company for purposes of the 1933 Act. None of the Company, any of its Subsidiaries and their respective Affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Transaction Securities under the 1933 Act or cause the offering of the Transaction Securities to be integrated with such other offerings.

(j) Application of Takeover Protections; Rights Agreement.

The Company and the Board of Directors have taken all necessary action in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's memorandum and articles of association (as amended and in effect on the date hereof) or the Laws of the jurisdiction of its

formation or otherwise, which is or could become applicable to any Buyer as a result of the transactions contemplated by this Securities Purchase Agreement, including, without limitation, the Company's issuance of the Transaction Securities (including the issuance of Ordinary Shares upon the exercise of the Transaction Warrants) and any Buyer's ownership of the Transaction Securities. Except as described in Schedule 3(j) the Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares or a change in control of the Company.

(k) Financial Statements.

Each of the consolidated balance sheets of the Company and its consolidated Subsidiaries and the related consolidated statements of income, shareholders' equity and cash flows, together with the notes thereto (collectively, the "Company Financial Statements") included in any Company report filed with the SEC prior to the date of this Securities Purchase Agreement: (1) have been prepared from, and are in accordance with, in all material respects, the books and records of the Company and the Subsidiaries, (2) complied as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with GAAP applied on a consistent basis during the period(s) involved and (4) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates set forth therein and the consolidated results of operations, changes in shareholders' equity and cash flows of the Company and such Subsidiaries for the periods stated therein, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments that, to the Company's Knowledge, are not material, individually or in the aggregate. Except as set out in Schedule 3(k) and for liabilities and obligations incurred in the ordinary course of business, liabilities and obligations reflected on or reserved against in the draft of the December 31, 2007 consolidated balance sheets of the Company or in the draft of the December 31, 2007 consolidated balance sheets of any Subsidiary, as applicable, prepared in accordance with GAAP and delivered in accordance with Section 8 of this Securities Purchase Agreement (the "Balance Sheets") and as otherwise contemplated hereby or disclosed herein or in the Disclosure Schedules since December 31, 2007, inclusive of such date, none of the Company nor any Subsidiary has incurred any liabilities or obligations that would be required to be reflected or reserved against in a balance sheet of the Company or such Subsidiary, as applicable, prepared in accordance with the principles used in the preparation of the Balance Sheets.

(l) Absence of Certain Changes.

Since December 31, 2007, there has been no change or development in the business, properties, operations, condition (financial or otherwise), results of operations of the Company or any Subsidiary that has had or would reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3(l), since December 31, 2007 (and before giving effect to the transactions contemplated under the Transaction Documents), none of the Company or any of its Subsidiaries has (i) declared or paid any dividends other than as would have been permitted under the Transaction Notes, (ii) sold any assets, individually or in the aggregate, in excess of $1,000,000 outside of the ordinary course of business, (iii) had capital

expenditures, individually or in the aggregate, in excess of $1,000,000 or (iv) waived any material rights in respect of any Indebtedness or other rights in excess of $500,000 owed to it. None of the Company or any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy Law. To the Company's Knowledge After Inquiry there is no reason to believe that its creditors or the creditors of any Subsidiary intend to initiate involuntary bankruptcy proceedings and, to the Company's Knowledge After Inquiry, there is not any fact which would reasonably lead a creditor to do so. Neither the Company nor any Subsidiary of the Company is as of the date hereof, and after giving effect to any transactions contemplated hereby will be, Insolvent.

(m) Conduct of Business; Regulatory Permits.

None of the Company or any Subsidiary is in violation of any term of or in default under its memorandum and articles of association, certificate of incorporation, certificate of formation, any certificate of designations of any outstanding series of preferred stock of such Person or such Person's organizational charter or other constituent documents or bylaws, respectively, except for such violations or defaults which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect. None of the Company or any Subsidiary is in violation of any Law applicable to such entity, except for such violations and/or possible violations which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary possess all certificates, authorizations and permits, orders and approvals of, and have made all filings, applications and registrations with, the appropriate Governmental Authorities necessary to own or lease their property or assets and conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, to the Knowledge of the Company After Inquiry, under investigation with respect to or, to the Knowledge of the Company After Inquiry, has been threatened in writing to be charged with or given written notice of any material violation of, any applicable material Law, other than such noncompliance, defaults or violations that, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, no Governmental Authority has placed any material restriction on the business or properties of the Company or any Subsidiary.

(n) Foreign Corrupt Practices.

None of the Company or any Subsidiary, nor any director, officer, agent, employee or other Person acting on behalf of any of the Company or any Subsidiary has, in the course of its actions for, or at the behest of, such Person or entity (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of the anti-bribery provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment using corporate funds.

(o) Transactions With Affiliates.

Except as set forth in Schedule 3(o) hereto, other than the issuance of restricted stock and the other arrangements disclosed on Schedule 3(o), to the Company's Knowledge After Inquiry, there are no material transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed material transactions, or series of related transactions, between the Company or any Subsidiary, on the one hand, and any current or former director or executive officer of the Company or any Subsidiary or any person who beneficially owns 5% or more of the capital stock of the Company or any of its Subsidiaries (or any of such person's immediate family members or Affiliates (other than Subsidiaries)), on the other hand, other than salaries paid and Employee Benefit Plans entered into in the ordinary course of business.

(p) Equity Capitalization.

As of the date hereof and before giving effect to the financings contemplated in this Securities Purchase Agreement and the other Transaction Documents, the authorized share capital of the Company consists of 100,000,000 Ordinary Shares, of which as of the date hereof, 9,447,453 Ordinary Shares are issued and outstanding, and 10,000,000 preference shares, par value $.001 per share, none of which are issued or outstanding as of the date hereof. All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(p): (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any Liens (other than Permitted Liens) suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries (including any rights plan or agreement); (iii) there are no outstanding bonds, debentures, notes or other documents evidencing Indebtedness that provide the holders thereof or the creditors thereunder with the right to vote on any matters on which the shareholders of the Company may vote; (iv) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, except for Indebtedness outstanding on the Closing Date and listed on Schedule 3(p) to this Securities Purchase Agreement; (v) there are no Financing Statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries other than Financing Statements evidencing Permitted Liens or filed or to be filed pursuant to the Security Documents; (vi) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act except pursuant to the Registration Rights Agreement and (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or

any of its Subsidiaries is or may become bound to redeem a security of the Company or any of such Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Transaction Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) no securities of the Company or any Subsidiary are listed or quoted on any stock exchange or automated quotation system. The Company has made available to the Buyers true, correct and complete copies of the Company's memorandum and articles of association (or similar governing documents) and the articles of incorporation, charter, bylaws or other governing instrument of each Subsidiary in effect on the date hereof, and all agreements relating to securities convertible into, or exercisable or exchangeable for, Shares and the material rights of the holders thereof in respect thereof.

(q) Indebtedness and Related Contracts.

Except as disclosed in Schedule 3(q), and assuming satisfaction of the Closing Conditions, none of the Company or any Subsidiary (i) has any outstanding Indebtedness, (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, would be reasonably expected to have a Material Adverse Effect. After giving effect to the issuance of the Transaction Securities as contemplated by this Securities Purchase Agreement, and assuming satisfaction of the Closing Conditions, none of the Company or any Subsidiary will have any outstanding Indebtedness except as set forth in Schedule 3(q).

(r) Absence of Litigation.

(i) There is no pending or, to the Knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company, any Subsidiary or any of their respective officers or directors in their capacity as officers or directors of the Company or such Subsidiary or to which any of the Company or any Subsidiary's assets are subject and (ii) neither the Company's or any Subsidiary is subject to any order, judgment or decree of any Governmental Authority or self-regulatory agency other than Laws of general application, except which, individually or in the aggregate in the case of clause (i) and (ii), has not had or would not reasonably be expected to have a Material Adverse Effect.

(s) Insurance.

The Company and each Subsidiary are presently insured, and since February 9, 2007 (or during such lesser period of time as the Company has owned such Company Subsidiary) have been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Schedule 3(s) describes the existing coverages and insurers. None of the Company or any Subsidiary (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) has any reason to

believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(t) Employee Relations.

(i) Except as set out in Schedule 3(t), none of the Company or any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other labor disputes pending or, to the Knowledge of the Company After Inquiry, threatened against or involving the Company or any Subsidiary, that have had or would reasonably be expected to have a Material Adverse Effect. No executive officer (as defined in Rule 3b-7 promulgated under the 1934 Act) of the Company or any Subsidiary has notified the Company or such Subsidiary that such officer intends to leave the Company or Subsidiary, as applicable, or otherwise intends to terminate such officer's employment with the Company or Subsidiary. To the Knowledge of the Company After Inquiry, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability in respect of any of the foregoing matters, except such violations and/or liabilities which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect.

(ii) The Company and the Subsidiaries are in compliance with all Laws respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance therewith, either individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect.

(iii) Neither the Company nor any of its Subsidiaries has any current labor problems or disputes that have resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

(u) Title.

The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and valid title to all personal property and assets owned by the Company or Subsidiary, as applicable, in each case free and clear of all Liens (other than Permitted Liens) and any real property and facilities held under lease by the Company or any of the Subsidiaries are held by the applicable entity under valid, subsisting leases that are enforceable in accordance with their terms (except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, liquidation and other similar Laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies), except where failure to have good and valid title, or failures to have such valid, subsisting and enforceable leases, individually or in the aggregate, have not had or would not reasonably be expected to have a

Material Adverse Effect. The property of the Company and its Subsidiaries, taken as a whole, (i) is in good operating order, condition and repair (operations currently under construction or expansion to the extent of such construction or expansion excepted and ordinary wear and tear excepted) and (ii) constitutes all the property which is required for the business and operations of the Company and its Subsidiaries as presently conducted.

(v) Intellectual Property Rights.

The Company and the Subsidiaries own or possess (free and clear of any claims and Liens other than Permitted Liens), adequate rights or licenses to use all trademarks, trade names, service marks and all applications and registrations therefor, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights (collectively, "Intellectual Property Rights") necessary to conduct their respective businesses as now conducted. None of the Company's or any Subsidiary's registered, or applied for, Intellectual Property Rights have expired, terminated or have been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Securities Purchase Agreement, except where such terminations, expirations or abandonments of Intellectual Property Rights, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect. The Company does not have any Knowledge After Inquiry of any infringement by the Company or any of the Subsidiaries of Intellectual Property Rights of others, except where such infringement individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect. There is no claim, action or proceeding being made or brought, or to the Knowledge of the Company After Inquiry, being threatened, against the Company or any Subsidiary regarding their respective Intellectual Property Rights, except where such claims, actions and proceedings being made, brought or threatened, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(w) Environmental Laws.

Except where, in the following clauses (i) through (v), inclusive of all sub-parts thereof, the relevant matters, events or circumstances would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i) the Company and the Subsidiaries (A) have not violated and are in compliance with any and all Environmental Laws, and to the Company's Knowledge After Inquiry, there are no events, conditions or circumstances that would reasonably be expected to prevent or interfere with compliance with any and all Environmental Laws in the future, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) have not violated and are in compliance with all terms and conditions of any such permit, license or approval, and to the Company's Knowledge After Inquiry, there are no events, conditions or circumstances that would reasonably be expected to prevent or interfere with compliance with any such permit, license or approval in the future;

(ii) there is no action, suit, proceeding, inquiry or investigation under or relating to any Environmental Law pending, or to the Knowledge of the Company After Inquiry , threatened against any of the Company and the Subsidiaries;

(iii) Hazardous Materials are not present at any of the current or former facilities or properties of any of the Company and the Subsidiaries except in compliance with Environmental Laws and Hazardous Materials have not been released into the environment at or from any such facility or property in a manner that would reasonably be expected to result in liability under any Environmental Laws;

(iv) none of the Company and the Subsidiaries has disposed or released or arranged to dispose of or release Hazardous Materials in a manner or to a location that would reasonably be expected to result in liability under any Environmental Laws; and

(v) to the Company's Knowledge, neither the Company nor any Subsidiary is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Authority, any other Person or third party imposing any liability or obligation with respect to any Environmental Law.

(x) Subsidiary Rights.

The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable Law) to receive dividends and distributions on, all capital securities of the Subsidiaries owned by the Company or such Subsidiary, respectively, subject to the Transaction Documents.

(y) Tax Status.

Except as set forth on Schedule 3(y), each of the Company and its Subsidiaries (i) has duly and timely (taking into account all grace periods and available extensions) filed all foreign, federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid in full all taxes and other governmental assessments and charges that are material in amount, except those being contested in good faith and for which the Company has made appropriate reserves on its books and (iii) has made provision, in accordance with GAAP, in the Company Financial Statements for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on Schedule 3(y), there are no material unpaid taxes

claimed to be due by the taxing authority of any jurisdiction, and the Company has no Knowledge of a basis for any such claim. Each of the claims set forth on Schedule 3(y) is being contested in good faith or would not be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth on Schedule 3(y), no Liens have been filed securing Taxes and other governmental assessments and charges and no claims are being asserted by or against the Company or any of the Subsidiaries in respect of any Taxes (other than Liens for Taxes not yet due and payable). Except as set forth on Schedule 3(y), none of the Company or any of the Subsidiaries has received notice of assessment or proposed assessment of any taxes claimed to be owed by it or any other Person on its behalf. Except as disclosed on Schedule 3(y), none of the Company or any of the Subsidiaries is a party to any tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect. None of the items set forth on Schedule 3(y), individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. Each of the Company and the Subsidiaries has complied in all material respects with all applicable Laws relating to the payment and withholding of taxes and, within the time and in the manner prescribed by such Laws, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required. Neither the Company nor its Subsidiaries has ever been a party to an understanding or arrangement constituting a "tax shelter" within the meaning of Section 6662(d)(2)(C)(iii) of the Code, or has ever "participated" in a "reportable transaction" within the meaning of Treasury Regulation Section 1.16011-4, except as could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. The Company is treated as a corporation for United States federal income tax purposes. The Company is not a "passive foreign investment company" as defined in Section 1297 of the Code.

(z) Governmental Reports.

Since February 9, 2007, the Company and each Subsidiary has timely filed all reports, registrations, documents, filings, statements and submissions, together with any required amendments thereto, that it was required by Law to file with any Governmental Authority (the foregoing, collectively, the "Company Reports") and has paid all fees and assessments due and payable in connection therewith, except, in each case, to the extent the failure to so file or so pay has had or would reasonably be expected to have a Material Adverse Effect. As of their respective dates, the Company Reports complied with all Laws applicable thereto, except to the extent the failure to so comply has had or would reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, as of the date of this Securities Purchase Agreement, there are no outstanding comments from the SEC with respect to any Company Report filed with the SEC. In the case of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Securities Purchase Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the 1933 Act and 1934 Act.

(aa) Accounting and Other Controls.

The records, systems, controls, data and information of the Company and the Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the Company's system of internal controls over financial reporting (as defined in Rule 13a-15(f) of the 1934 Act). The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the 1934 Act) to ensure that material information relating to the Company, including the consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's outside auditors and the audit committee of the Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. Since December 31, 2007 and until the date of this Securities Purchase Agreement, (A) neither the Company nor any Subsidiary nor, to the Knowledge of the Company After Inquiry, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal controls over financial reporting, including any material complaint, allegation, assertion or claim that the Company or any Subsidiary has engaged in questionable accounting or auditing practices, and (B) no attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

(bb) Accuracy of Information, Disclosure, etc.

None of the reports, financial statements, certificates or other written information (but excluding all projections and pro forma financial information and other estimates covered by the next sentence) furnished by or on behalf of any Comanche Party to the Buyers for use in connection with the transactions contemplated by this Securities Purchase Agreement or the other Transaction Documents (taken together with all information so furnished and as modified or supplemented by the other information so furnished) contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The projections and pro forma financial information and other estimates and opinions contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made, it being recognized by the Buyers that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such projections, financial information

and other estimates and opinions may differ from the projected results set forth therein by a material amount. No event or circumstance has occurred or information exists in respect of the Company or any of its Subsidiaries or its or their business, properties, operations or financial condition, which, under applicable Law, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except where such failure, individually or in the aggregate, has not or would not reasonably be expected to have a Material Adverse Effect.

(cc) U.S. Real Property Holding Corporation.

The Company is not, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company shall so certify upon any Buyer's request.

(dd) No Other Agreements.

As of the Closing Date, the Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by this Securities Purchase Agreement and each of the Transaction Documents, except as set forth in this Securities Purchase Agreement and each of the Transaction Documents.

(ee) Regulations T, U and X.

Neither the Company nor any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock. Neither the Company nor any other Subsidiary or any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Securities Purchase Agreement or the issuance or sale of the Transaction Securities (including the Transaction Notes) to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ff) ERISA; Employee Benefit Plans.

(i) None of the Company or any of its Subsidiaries or any of their ERISA Affiliates maintains or contributes to, or within the preceding six (6) years has maintained or contributed to, any ERISA Plan or any Multiemployer Plan subject to ERISA. Except as set forth on Schedule 3(ff), neither the Company nor any of its Subsidiaries nor any of their ERISA Affiliates has incurred any Withdrawal Liability with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such Withdrawal Liability, that has, or would reasonably be expected to have, a Material Adverse Effect.

(ii) Liabilities under any Employee Benefit Plan of the Company or any of its Subsidiaries have been appropriately reflected on the financial statements of the Company and its Subsidiaries in accordance with GAAP.

(iii) All of the Employee Benefit Plans are and have been established and administered in all respects in accordance with all applicable Laws, except for such failures that

have not and would not reasonably be expected to have, a Material Adverse Effect. To the extent that any Employee Benefit Plan maintained by the Company or any of its Subsidiaries is intended to qualify for favorable tax treatment under any applicable Law, to the Knowledge of the Company and the Subsidiaries, no fact or circumstance exists that would reasonably be expected to adversely affect the tax-favored status of such Employee Benefit Plan.

(iv) All obligations regarding the Employee Benefit Plans have been satisfied to the extent due and owing on the date hereof, there are no outstanding defaults or violations by any party to any Employee Benefit Plan and no taxes, penalties or fees are owing under any of the Employee Benefit Plans where such obligations, defaults, violations, unpaid taxes, unpaid penalties or unpaid fees have or would reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have made available to the Buyers true, correct and complete copies of all material Employee Benefit Plans as amended as of the date hereof.

(v) Each Employee Benefit Plan is fully funded to the extent required by any applicable Law.

(vi) Except as disclosed in Schedule 3(ff) or as required by any applicable Law, including, without limitation, the Consolidated Omnibus Budget Reconciliation Act of 1986 or any similar state Law, neither the Company nor any of its Subsidiaries provides health and welfare benefits to retired employees or to the beneficiaries or dependents of retired employees.

(gg) Anti-Terrorism Laws and Anti-Money Laundering Laws.

(i) None of the Company or its Subsidiaries is, and to the Knowledge of the Company After Inquiry, no Person who Controls the Company or any of its Subsidiaries is or is anticipated to be: (x) named on the Specially Designated Nationals and Blocked Persons List maintained by OFAC; (y) included within the term "designated national" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (z) designated under Sections 1(a), 1(b), 1(c) or 1(d) of the Executive Order.

(ii) None of the Company or its Subsidiaries is: (x) a Person or entity with which any Buyer is prohibited from dealing or otherwise engaging in any transaction by OFAC Laws and Regulations and the Executive Order; (y) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or (z) is an Affiliate of or associated with a Person or entity listed in the preceding clause (x) or clause (y). To the Knowledge of the Company After Inquiry, none of the Company or its Subsidiaries or Affiliates, nor any brokers or other agents acting in any capacity in connection with the Transaction Securities deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(iii) To the Knowledge of the Company After Inquiry, none of the Company or its Subsidiaries nor any holder of a direct or indirect interest in the Company or any of its

Subsidiaries (x) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. §§ 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the Bank Secrecy Act or (y) has been assessed civil penalties or had any of its funds seized or forfeited in an action under any applicable Law on the prevention and detection of money laundering, including 18 U.S.C. §§ 1956 and 1957.

(iv) The Company will not directly or indirectly use the proceeds of the offering of the Transaction Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh) Commitments and Contracts.

The Company has made available to each of the Buyers true, correct and complete copies of, each of the following to which the Company or any Subsidiary is a party or subject (whether written or oral, express or implied) (each, a "Company Significant Agreement"):

(i) any contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K to be performed in whole or in part after the date of this Securities Purchase Agreement;

(ii) any contract or agreement which limits the freedom of the Company or any of the Subsidiaries to compete in any line of business;

(iii) any contract or agreement which grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company or the Subsidiaries;

(iv) any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations, including continuing material indemnity obligations, of the Company or any of the Subsidiaries; and

(v) any contract or agreement or service contract which involves the annual payment of $2,000,000 or more.

Except as set forth in Part 1 of Schedule 3(hh): (i) each of the Company Significant Agreements is valid and binding on the Company and the Subsidiaries, as applicable, and in full force and effect; (ii) the Company and each of the Subsidiaries, as applicable, are in compliance with and have performed all obligations required to be performed by them to date under each Company Significant Agreement, except to the extent that failure to comply or perform would not reasonably be expected to have a Material Adverse Effect; (iii) as of the date hereof, neither the Company nor any of the Subsidiaries has any Knowledge After Inquiry of, or has received notice of, any violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any

Company Significant Agreement that has had or would reasonably be expected to have a Material Adverse Effect; and (iv) the execution and delivery of the Transaction Documents will not cause any Comanche Party to be in default of any Company Significant Agreement.

(ii) Investment Company Act.

None of the Company or the Subsidiaries is an open-end investment company, unit investment trust or a face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act; and none of the Company or the Subsidiaries is or, after giving effect to the offering and sale of the Transaction Securities and the application of the proceeds thereof as described herein, will be an "investment company" or "controlled" by an "investment company" as defined in the Investment Company Act.

(jj) 1933 Act.

The sale of the Transaction Securities is not part of a plan or scheme to evade the registration provisions of the 1933 Act.

(kk) No Sovereign Immunity.

Neither the Company, the Subsidiaries or any of their properties or assets have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the Laws of Brazil.

(ll) Choice of Law.

The choice of New York Law as the Law governing this Securities Purchase Agreement and the other Transaction Documents to which any Comanche Party is a party that contain a choice of New York Law is valid under the Laws of Brazil.

(mm) Submission to Jurisdiction.

The Company has the power to submit, and pursuant to Section 9 of this Securities Purchase Agreement has legally, validly, effectively and irrevocably submitted, to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York, and has the power to designate, appoint and empower, and pursuant to Section 9 of this Securities Purchase Agreement, has legally, validly and effectively designated, appointed and empowered Guzov Ofsink, LLC, 600 Madison Avenue, New York, New York 10022 for service of process in any suit or proceeding based on or arising under this Securities Purchase Agreement in any state or federal court located in the Borough of Manhattan, State of New York.

(nn) Arm's Length Transaction.

The Company and the Comanche Guarantors acknowledge and agree that the Buyers are acting solely in the capacity of an arm's length contractual counterparty to the Company and the Comanche Guarantors with respect to the offering of Transaction Securities contemplated hereby (including in connection with determining the terms of the offering) and

not as financial advisors or fiduciaries to, or agents of, the Company, the Comanche Guarantors or any other person. No Buyer is advising the Company, the Comanche Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Comanche Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Buyer shall have any responsibility or liability to the Company or the Comanche Guarantors with respect thereto. Any review by any Buyer of the Company, the Comanche Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Buyer, as the case may be, and shall not be on behalf of the Company, the Comanche Guarantors or any other person.

4. COVENANTS OF THE COMANCHE PARTIES.

(a) Elimination of Exemption.

None of the Company, the Subsidiaries, their affiliates or any person acting on its or their behalf has or will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Transaction Securities under the 1933 Act.

(b) Compliance with Securities Regulations.

Until the Company conducts a Qualified IPO or, if sooner, the first date on which none of the Transaction Notes or Transaction Warrants is outstanding (the "Reporting Period"): (i) the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act; (ii) the Company shall not terminate its status as an issuer required to file reports under the 1934 Act, even if the 1934 Act or the rules and regulations thereunder would permit such termination; (iii) the Company agrees to advise the Buyers promptly and, if requested by the Buyers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Transaction Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose by any securities commission or other regulatory authority; and (iv) the Company shall use its reasonable best efforts to prevent the issuance of any stop order suspending qualification or exemption of any of the Transaction Securities under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Transaction Securities under any securities laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(c) 144A Information.

For so long as the Transaction Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, the Company agrees to furnish to holders of the Transaction Securities and prospective purchasers of the Transaction Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the 1933

Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the 1934 Act or exempt from reporting pursuant to Rule 12g3-2(b) thereunder (the foregoing agreement being for the benefit of the holders from time to time of the Transaction Securities and prospective purchasers of the Transaction Securities designated by such holders).

(d) Securities Law Filings.

During the Reporting Period, the Company agrees to use its reasonable best efforts to make, on a timely basis, any securities law filings in respect of the Securities as required under any federal, state and foreign securities laws and to provide a copy thereof to each Buyer promptly upon request after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Transaction Securities for sale to the Buyers at the Closing pursuant to this Securities Purchase Agreement under applicable federal, state and foreign securities laws (or to obtain an exemption from such qualification), and shall upon request provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

(e) Use of Proceeds.

The Company will use the proceeds from the sale of the Transaction Securities for the repayment of the Company's Bridge Notes, the expansion of the industrial and agricultural facilities of the Operating Subsidiaries, for the development or acquisition of additional Projects, and for working capital and general corporate purposes, including general and administrative expenses (and not for the redemption or repurchase of any of its or its Subsidiaries' equity securities or to settle any outstanding litigation) and to pay transaction costs incurred in connection with this Securities Purchase Agreement and the other Transaction Documents, and the issuance of the Transaction Securities hereunder and thereunder. In the event that the Company advances moneys to any of the Operating Subsidiaries not as a capital contribution but by making a loan directly or indirectly to any such Operating Subsidiary, the Company shall cause the payee of the note evidencing such advance to grant to the Collateral Agent for the benefit of the Buyers a first perfected security interest therein, at the same time as any such note is issued by the relevant Operating Subsidiary pursuant to a document in form and substance satisfactory to the Required Noteholders (each such document, a "Note Pledge Agreement").

(f) Financial Information.

During the Reporting Period, furnish the following information to each holder of Transaction Securities, unless previously or contemporaneously filed with or furnished to the SEC; provided; however, that any holder of Transaction Securities who no longer wishes to receive one or more of the types of information set forth below may, upon ten (10) days' prior written notice to the Company, elect to discontinue receiving such information until a further written notice electing to receive such information (and any such information previously provided to holders of Transaction Securities) is given to the Company by such Noteholder upon receipt of which the Company shall promptly begin again to comply with the following reporting requirements, and any holder of Transaction Securities may give either of such notices multiple times and at any time during the Reporting Period:

(i) no later than the SEC Filing Date after the end of each Fiscal Year beginning with the Fiscal Year ending December 31, 2007, the consolidated balance sheet of the Company and its subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, cash flows and stockholder's equity for such Fiscal Year, setting forth in comparative form such financial statements as of the end of, and for, the preceding Fiscal Year, and notes thereto, all prepared in accordance with Regulation S-X and accompanied by an opinion of independent public accountants of recognized national standing (which opinion shall not be qualified as to scope of audit or going concern), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods specified in accordance with GAAP (it being understood that the information required by this clause (A) may be furnished in the form of a Form 20-F or Form 40-F, as applicable, or any successor form thereto);

(ii) as soon as available, but in any event not later than July 15, 2008 with respect to the Fiscal Quarter ended March 30, 2008 and sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Company and its Subsidiaries beginning with the Fiscal Quarter ending June 30, 2008, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows for such Fiscal Quarter and for the then elapsed portion of the Fiscal Year, setting forth in comparative form with such financial statements as of the end of, and for, the preceding Fiscal Year, and notes thereto, all prepared in accordance with Regulation S-X and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in this Section 4(f)(1), subject to normal year-end audit adjustments and the absence of footnotes; and

(iii) promptly after the same become publicly available, copies of all other periodic and other reports, proxy statements and other materials filed by any Company with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange (domestic or foreign), as the case may be.

Filing or furnishing information on EDGAR will satisfy this Section 4(f), but, if at any time that the Company is not required to file (or furnish, as applicable) on EDGAR, any of the financial information and reports referred to in this Section 4(f), the Company will maintain an unrestricted public website on which such information and reports are posted no later than the dates set forth in this Section 4(f).

(g) Fees.

Each Comanche Party, jointly and severally, covenants and agrees to pay all reasonable and reasonably-documented costs, fees and expenses (but excluding any underwriter, broker and agent costs, expenses and fees incurred by any of the Buyers and excluding costs, expenses and fees of more than one U.S. and one Brazilian counsel for the Buyers) in connection with (i) the preparation and filing of the Registration Statement pursuant to the Registration

Rights Agreement, any prospectus thereunder and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Buyers and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Transaction Securities to the Buyers, (iii) the producing, word processing and/or printing of any Transaction Documents and the reproduction and/or printing and furnishing of copies of each thereof to the Buyers (including costs of mailing and shipment), (iv) the qualification of the Transaction Securities for offering and sale under state or foreign Laws and the determination of their eligibility for investment under state or foreign Law (including the legal fees and filing fees and other disbursements of one U.S. and one Brazilian counsel for the Buyers) (v) the satisfaction of the Company's listing obligations in accordance with Section 4(o) of this Securities Purchase Agreement, (vi) the fees and disbursements of any transfer agent or registrar for the Transaction Securities, (vii) the costs and expenses of qualifying Transaction Securities for inclusion in the book-entry settlement system of the DTC (but only if required pursuant to Section 5(e)), and (x) the performance of each Comanche Parties' other obligations hereunder. In addition, each Comanche Party, jointly and severally, covenants and agrees to pay all reasonable and reasonably-documented costs, fees and expenses of (A) the Collateral Agent in connection with (i) the preparation, issuance, delivery, filing, recording and administration of this Securities Purchase Agreement and the other Transaction Documents and any other documents which may be delivered in connection herewith or therewith, (ii) any and all amounts which the Collateral Agent has paid relative to curing any Event of Default resulting from the acts or omissions of the Company or any Comanche Guarantor under this Securities Purchase Agreement and the other Transaction Documents, (iii) any and all amounts which the Collateral Agent has paid relative to the enforcement or attempted enforcement of, or the investigation or preservation of any rights or remedies under, this Securities Purchase Agreement and the other Transaction Documents and (iv) any amendments, waivers or consents under or in respect of this Securities Purchase Agreement or the Transaction Notes (whether or not such amendment, waiver or consent becomes effective), except to the extent any of the foregoing costs and expenses are attributable to the gross negligence or willful misconduct of the Collateral Agent, (B) the Buyers (for the reasonable and reasonably-documented fees and disbursements of one external counsel for the Holders and, if appropriate, local counsel for the Buyers) in connection with any amendments, waivers or consents under or in respect of the Transaction Documents (whether or not such amendment, waiver or consent becomes effective), except to the extent such costs and expenses are attributable to the gross negligence or willful misconduct of a Buyer, and (C) the Buyers (including the reasonable, and reasonably-documented fees and disbursements of one external counsel for the Buyers and, if appropriate, local counsel for the Buyers) in connection with the exercise of rights and remedies upon the occurrence of an Event of Default. The Company will pay all transfer, stamp, documentary or similar Taxes, assessments and charges which may be payable in respect of the execution and delivery of the Transaction Documents (including the Transaction Securities) or of any amendment of, or waiver or consent under or with respect to, the Transaction Documents and will save each Buyer harmless against any loss or liability resulting from nonpayment or delay in payment of any such Tax required to be paid by the Company hereunder.

(h) Pledge of Securities.

The Company acknowledges and agrees, subject to compliance with applicable securities laws, that the Transaction Securities may be pledged by a Buyer in connection with a

bona fide margin agreement or other loan or financing arrangement that is secured by the Transaction Securities. Except as otherwise required by applicable securities laws, the pledge of Transaction Securities shall not be deemed to be a transfer, sale or assignment of the Transaction Securities hereunder, and no Buyer effecting a pledge of Transaction Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Securities Purchase Agreement or any other Transaction Document, including; provided, that a Buyer and its pledgee shall be required to comply with the provisions of Sections 2(c), 5(g) and 6(b) in order to effect a sale, transfer or assignment of Transaction Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Transaction Securities may reasonably request in connection with a pledge of the Transaction Securities to such pledgee by a Buyer at the expense of the Buyer or pledgee.

(i) Pre-Emptive Rights.

Promptly and in any event within ten (10) Business Days following the Closing Date, the Articles of Association of the Company will be amended to provide pre-emptive rights by adding the provisions set forth in Exhibit P and the Buyers, in their capacity as holders of Ordinary Shares, agree that they will vote in favor of such amendment. During the Reporting Period, the Company agrees that it will not further amend its Articles of Association or similar corporate documents to alter the provisions added in accordance with this Section 4(i) and the Buyers, in their capacity as holders of Ordinary Shares, agree that they will not vote in favor of any such further amendment.

(j) Reservation of Shares.

For as long as any Transaction Warrants are outstanding, the Company shall take all actions necessary to at all times after the Closing Date to have authorized, and reserved for the purpose of issuance, no less than 125% of the largest number of Ordinary Shares issuable upon exercise of such Transaction Warrants.

(k) Conduct of Business.

The business of the Company and its Subsidiaries shall not be conducted in violation of Law, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(l) No Additional Registered Securities.

From the Closing Date until the date that is one hundred eighty (180) Business Days following the effective date of the Registration Statement, the Company will not file a registration statement under the 1933 Act, or allow any such registration statement to become effective, in respect of any securities other than the Registration Statement contemplated by the Registration Rights Agreement and a registration statement on Form S-8.

(m) Integration.

Each Comanche Party covenants that such Comanche Party will not and will cause its respective Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, its or their securities of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Transaction Securities by the Company to the Buyers, (ii) the resale of the Transaction Securities by the Buyers to Subsequent Purchasers or (iii) the resale of the Transaction Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Regulation S or otherwise.

(n) No Inconsistent Agreement or Actions.

So long as any Notes are outstanding, the Company and its Subsidiaries shall not enter into any contract, agreement or understanding which would be reasonably likely to limit or restrict the ability of the Company or any of its Subsidiaries to perform their obligations under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under, this Securities Purchase Agreement or any of the other Transaction Documents.

(o) Listing.

During the Reporting Period, the Company shall use its best efforts: (i) once the Company has met the eligibility requirements for listing on the New York Stock Exchange, the American Stock Exchange or the NASDAQ (an "Exchange"), to comply with the rules of the Exchange of the Company's choice and to cause all of the Ordinary Shares covered by a Registration Statement to be quoted thereon; (ii) to promptly secure the listing of the maximum number of Transaction Shares and Ordinary Shares issuable upon exercise of the Transaction Warrants as are permitted to be listed on such Exchange and each other national securities exchange and automated quotation system, if any, upon which Ordinary Shares are then listed (subject to official notice of issuance); (iii) to maintain (so long as any other Ordinary Shares shall be so listed) such listing of all Transaction Securities from time to time eligible to be so listed as are issuable under the terms of the Transaction Documents; and (iv) to cause its Subsidiaries not to take any action that would be reasonably expected to result in the suspension or termination of trading of the Ordinary Shares on the Exchange.

(p) Regulation M.

The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Transaction Securities contemplated hereby.

(q) Non-Disclosure of Buyers' Names.

The Company shall not publicly disclose the name of any Buyer, or include the name of any Buyer in any filing with the SEC or any regulatory agency or Exchange, without the prior written consent of such Buyer, except as required by law, the regulations of the Exchange or automatic quotation system upon which the Company's Shares are then traded or any order of any court or other governmental agency, in which case the Company shall, to the extent

permitted by Law, provide such Buyer with prior notice of such disclosure and the opportunity to review and comment on such disclosure.

(r) Nonpublic Information.

(i) Each Buyer acknowledges that it is aware (and has advised its representatives and agents) that information received in connection with the Transaction Documents may constitute material, non-public information and that applicable securities Laws may impose restrictions on the Buyer (and its representatives and agents) from purchasing or selling securities of the Company. Each Buyer (on its own behalf and on behalf of its representatives and agents) agrees not to purchase or sell securities of the Company in violation of applicable securities Laws. Except in the case of any information disclosed or provided to the Buyers at their request, including in accordance with Section 9(b) of the Transaction Notes, if a Buyer has, or believes it has, received from the Company any such material, nonpublic information regarding the Company or any of the Subsidiaries, and, as a result, is restricted from purchasing or selling securities of the Company, such Buyer may request that the Company make public disclosure of such material, nonpublic information. In such case, the Company will make public disclosure of such information within four (4) Business Days of the receipt of such notice, unless the Company in good faith determines that the matters relating to such notice do not constitute material non-public information about the Company and provides notice of such determination to the Buyer. Alternately, the Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information with the prior written approval by the Company. To the extent permitted by Law, the Buyers shall not have any liability to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, stockholders or agents for any such disclosure to which the Company provides approval. For the avoidance of doubt, information that is made available on the Company's unrestricted website as provided in Section 4(f)(i) of this Securities Purchase Agreement and Section 9(a)(i) of the Transaction Notes shall constitute public information.

(ii) Each Buyer agrees to keep confidential all material non-public information provided to it by any of the Company or any Subsidiary that is designated by such of the Company or any Subsidiary as confidential; provided, that nothing herein shall prevent the Buyer from disclosing any such information (a) to any other Buyer or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section 4(r), to any actual or prospective transferee or any direct or indirect counterparty to any Currency Agreement or Interest Rate Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Buyer's investment portfolio in connection with ratings issued with respect to such Buyer, or (i) in connection with the exercise of any remedy hereunder or under any other Transaction Document.

(s) Tax Matters.

While any of the Transaction Securities remain outstanding:

(i) The Company shall not take any action that would cause the Company to be treated as other than a corporation for United States federal income tax purposes.

(ii) The Company and its Subsidiaries shall timely file or cause to be filed with the appropriate taxing authorities all tax returns required to be filed and shall pay all taxes due with respect to such tax returns, except those being contested in good faith and for which the Company has made appropriate reserves on its books.

5. TRANSFER AND EXCHANGE; LEGENDS

(a) Transfer Agent.

The Company hereby appoints Interwest Transfer Company, Inc. as the transfer agent with respect to the Transaction Shares (together with any successors thereto in such capacity, the "Transfer Agent"). The Company may, in it sole discretion, remove the Transfer Agent, such removal to take effect on the appointment of a successor Transfer Agent. The Company shall issue instructions to the Transfer Agent to issue the Transaction Shares in certificated form to the Buyers hereunder for delivery at Closing.

(b) Execution and Countersignature.

(i) Two Officers shall sign the certificates representing Transaction Securities for the Company by manual or facsimile signature, with, in the case of the Transaction Shares, countersignature by the Company's transfer agent in accordance with the Company's written instructions.

(ii) If an Officer whose signature is on a certificate representing Transaction Securities no longer holds that office at the time the Transaction Securities evidenced by such Security Certificate shall be valid nevertheless.

(c) Legends.

(i) Each Transaction Security will bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS [INSERT NAME OF SECURITY –ORDINARY SHARES, NOTE OR WARRANT] NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS [INSERT NAME OF SECURITY], BY ITS

ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE U.S. WITHIN THE MEANING OF REGULATION S UNDER THE 1933 ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

(ii) Each certificate representing Transaction Warrants will bear, in addition to the legend in paragraph (i) above, the following legend (the "Warrant Legend"):

HEDGING TRANSACTIONS INVOLVING THE WARRANTS OR THE COMMON STOCK UNDERLYING THE WARRANTS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT AND THE RULES AND REGULATIONS ISSUED THEREUNDER.

THE WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT AND THE WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. EACH PERSON EXERCISING A WARRANT IS REQUIRED TO GIVE EITHER A WRITTEN CERTIFICATION THAT IT IS NOT A U.S. PERSON AND THE WARRANT IS NOT BEING EXERCISED ON BEHALF OF A U.S. PERSON OR A WRITTEN OPINION OF COUNSEL TO THE EFFECT THAT THE WARRANT AND THE SECURITIES DELIVERED UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE 1933 ACT OR ARE EXEMPT FROM REGISTRATION THEREUNDER.

(iii) Each certificate representing Transaction Notes will also bear such legends, if any, as are required under applicable Law relating to original issue discount for Tax purposes and to investments of by ERISA Plans and of "Plan Assets" within the meaning of ERISA.

(iv) The legends set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Transaction Securities upon which it is stamped or if, unless otherwise required by state securities laws, (A) such Transaction Securities are registered for resale under the 1933 Act; provided, that upon receipt of notice from the Company that the applicable registration statement is not, or no longer is effective in respect of the resale of such Transaction Securities, the holder will not transfer such Transaction Securities (other than pursuant to clauses (iii)(B) or (iii)(C) below) until the Company notifies the holder that the applicable registration statement becomes effective (again), (B) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Transaction Securities may be made without registration under the applicable requirements of the 1933 Act and that such legend is no longer required, or (C) such holder provides the Company with assurances reasonably acceptable to the Company that the Transaction Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A or Rule 904 of Regulation S, and such holder delivers the legended Transaction Securities to the Company or the Company's transfer agent.

(d) Register of Securities.

(i) The Company shall keep at its principal executive office and, with respect to Transaction Shares, at the office of the Company's transfer agent with respect to Ordinary Shares, a register for the registration and registration of transfers of Transaction Securities (the "Certificate Register"). The name and address of each holder of one or more Transaction Securities, and the name and address of each transferee of one or more Transaction Securities shall be registered in such Certificate Register.

(ii) Upon surrender of any Transaction Security (or certificate representing Transaction Securities) at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Transaction Security or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Transaction Security, together with such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, including a letter of representations substantially in the form of Exhibit O-1 and, in the case of transfers pursuant to and in compliance with Regulation S under the Securities Act, Exhibit O-2), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Transaction Securities (or certificates representing Transaction Securities) of the applicable series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Transaction Note or representing the relevant number of Transaction Warrants or Transaction Shares. Each such new Transaction Security (or certificate representing Transaction Securities) shall be payable to such Person as such holder may request and shall be in the form of Exhibit A or B hereto, as applicable. Each such new Transaction Security (or certificate representing Transaction Securities) shall be dated and, in the case of Transaction Notes, bear interest from the date to which interest shall have been paid thereon. No service charge shall be made to a holder for any registration of transfer or exchange

of a Transaction Security (or certificate representing Transaction Securities), but the Company may require payment of a sum sufficient to cover any transfer Tax or similar governmental charge payable in connection therewith.

(iii) Upon any sale or transfer of a Transfer Restricted Security pursuant to Rule 144 under the 1933 Act, the Transfer Agent shall permit the holder thereof to exchange such Transfer Restricted Security for a certificated Transaction Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the holder provides the information specified in Section 5(d)(ii).

(iv) After a transfer of any Transaction Securities pursuant to an effective registration statement with respect to such Transaction Securities, all requirements pertaining to legends on such Transaction Security will cease to apply, and a certificated Transaction Security without legends will be available to the transferee of the holder of such Transaction Securities upon exchange of such transferring holder's certificated Transaction Security.

(v) Prior to the due presentation for registration of transfer of any Transaction Security, the Company may deem and treat the Person in whose name a Transaction Security is registered as the absolute owner of such Transaction Security, and the Company shall not be affected by notice to the contrary.

(vi) All Transaction Securities (or certificate representing Transaction Securities) issued upon any transfer or exchange pursuant to the terms of this Securities Purchase Agreement shall be the valid obligations of the Company, entitled to the same benefits under this Securities Purchase Agreement as the Transaction Securities (or certificate representing Transaction Securities) surrendered upon such transfer or exchange, including, in the case of Transaction Notes, the benefit of the Security Documents.

(e) Replacement Certificates.

If a mutilated certificate representing a Transaction Security is surrendered to the Transfer Agent or if the registered holder of a Transaction Security claims that the relevant certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent, if any, shall countersign a replacement Security Certificate if the reasonable requirements of the Transfer Agent, if any, and of Section 8-405 of the UCC are met. If required by the Transfer Agent or the Company, such holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss which either of them may suffer if a certificate representing a Transaction Security is replaced. The Company and the Transfer Agent may charge the holder for their expenses in replacing a certificate representing a Transaction Security. Every replacement certificate representing a Transaction Security evidences an additional obligation of the Company.

(f) Global Certificates.

If at any time any securities of the Company are traded in global form, the Company shall use its best efforts, at its cost and expense, to enable the Transaction Securities to trade in the form of global securities.

6. [RESERVED].

7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Transaction Securities to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, reasonably satisfactory to the Company, provided, that these conditions are for the Company's benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a) Each Buyer shall have executed this Securities Purchase Agreement and each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(b) The Collateral Agent shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(c) Each Buyer shall have delivered (or deliver at Closing) to the Company the Purchase Price for the Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds.

(d) The representations and warranties of each Buyer set forth in this Securities Purchase Agreement and the other Transaction Documents (as qualified by the materiality standards set forth herein or therein) shall be true and correct as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, each of which shall be true and correct as of such date), and each such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Securities Purchase Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(e) The Company shall have received, in form and substance satisfactory to the Company in its discretion, consent from the holders of Convertible Notes, the Bridge Notes and the Equity Bridge Notes sufficient to constitute "Required Noteholders" thereunder, respectively, to: (i) the entering into of, and performance under, this Securities Purchase Agreement and the Transaction Documents including the issuance and sale of the Transaction Securities; and (ii) the amendment of, or waiver of provisions under, the Convertible Notes, the Bridge Notes, the Equity Bridge Notes, the Earlier Securities Purchase Agreements and the Earlier Registration Rights Agreements as the Company considers necessary to render the same consistent with the provisions of this Securities Purchase Agreement and the other Transaction Documents.

(f) No Government Authority shall have issued an order, not subsequently vacated, restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Securities Purchase Agreement or the other Transaction Documents and no Person shall have instituted an action or proceeding which shall not have been previously dismissed seeking to restrain,

enjoin or prohibit the consummation of the transactions contemplated hereby or thereby or seeking damages with respect hereto or thereto.

(g) All Closing Conditions shall have been satisfied or waived by the applicable parties.

8. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Transaction Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided, that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) Each Comanche Party, to the extent each is a party thereto, shall have authorized, executed and delivered to such Buyer or to the Company's counsel for delivery to such Buyer (i) the Securities Purchase Agreement and (ii) each of the other Transaction Documents, including the Security Documents, the certificates evidencing the Transaction Securities being purchased by such Buyer at the Closing pursuant to this Securities Purchase Agreement and any necessary instructions to agents regarding the issuance thereof.

(b) Such Buyer shall have received the opinions of Baker & McKenzie LLP, the Company's special N.Y. counsel, Guzov Ofsink, LLC, the Company's U.S. outside securities counsel, Trench, Rossi e Watanabe Advogados, the Company's outside Brazilian counsel, Maples and Calder, the Company's outside Cayman Islands counsel, and the Company's General Counsel, each dated as of the Closing Date, in substantially the forms provided in Exhibits J, K, L, M and N, respectively.

(c) Such Buyers shall have received (i) a certificate evidencing formation and good standing of the Company in the Cayman Islands issued by the Registrar of Companies in such jurisdiction, as of a date within the thirty (30) calendar days prior to the Closing Date and (ii) in respect of any Brazilian limited liability company, a certificate from the manager of such Comanche Party certifying that the relevant Comanche Party is duly formed and duly authorized to carry out its business in Brazil as currently conducted. .

(d) The Board of Directors of each Comanche Party shall have adopted resolutions consistent with Section 3(b) of this Securities Purchase Agreement and in a form reasonably acceptable to such Buyer.

(e) Each Comanche Party shall have delivered to such Buyer a certificate substantially in the form attached hereto as Exhibit H, executed by the secretary (or comparable officer, including a manager in the case of a Brazilian limited liability company) of such Person and dated as of the Closing Date, certifying (A) that the attached resolutions adopted by the Board of Directors of such Person in connection with the Securities Purchase Agreement and the Transaction Documents are true, complete and correct and remain unamended and in full force and effect, (B) that the certificate evidencing incorporation, partnership or formation, as applicable, delivered in accordance with Section 8(c)(i), is true, complete and correct and remains unamended and in full force and effect, (C) that the attached memorandum of

association, bylaws or limited liability company or operating agreement of such Person are true, complete and correct and remain unamended and in full force and effect and (D) as to the incumbency and specimen signature of each officer of such Person executing this Securities Purchase Agreement and the other Transaction Documents on behalf of such Person (other than Persons signing documents governed by Brazilian Law whose signatures are verified).

(f) The representations and warranties of any Comanche Party set forth in this Securities Purchase Agreement or any other Transaction Document (as qualified by the materiality standards set forth herein and therein) shall be true and correct as of the Closing Date (except for representations and warranties which speak as of a specific date, each of which shall be true and correct as of such date) and each Comanche Party, as applicable, shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Securities Purchase Agreement and the Transaction Documents to be performed, satisfied or complied with by such entity at or prior to the Closing Date. Such Buyer shall have received a certificate delivered and executed by the Chairman, in the case of the Company and the Manager or other appropriate Officer in the case of each other Comanche Party, dated as of the Closing Date, to the foregoing effect substantially in the form attached hereto as Exhibit I.

(g) The Company shall have delivered to such Buyer a copy of a letter from the Company's transfer agent certifying the number of Shares outstanding as of a date within the five (5) Business Days prior to the Closing Date.

(h) The Company shall have (i) obtained all governmental, regulatory or third party consents and approvals, if any, and (ii) made all filings under all applicable federal, state or foreign securities laws (to the extent such filings must be made on or prior to the Closing Date in each case) necessary to consummate the issuance and the sale of the Transaction Securities.

(i) The Company shall have filed such documents in such offices as the Collateral Agent may reasonably request to perfect the security interests granted under the Security Documents, it being understood that the Pledge Agreements will be registered in Brazil not before but within twenty (20) days following the Closing Date.

(j) The Company shall have delivered a certificate of an officer of each Comanche Party certifying as to the solvency of such Person.

(k) No event or condition shall have developed or occurred that has had, or would be expected to have, a Material Adverse Effect.

(l) The Company shall have received, in form and substance reasonably satisfactory to the Buyers, consent from the holders of Convertible Notes, the Bridge Notes and the Equity Bridge Notes sufficient to constitute "Required Noteholders" thereunder, respectively, to: (i) the entering into of, and performance under, this Securities Purchase Agreement and the Transaction Documents including the issuance and sale of the Transaction Securities; (ii) the amendment of, or waiver of provisions under, the Convertible Notes, the Bridge Notes, the Equity Bridge Notes, the Earlier Securities Purchase Agreements and the Earlier Registration Rights Agreements as each of the Buyers reasonably considers necessary to render the same consistent with the

provisions of this Securities Purchase Agreement and the other Transaction Documents, including agreement by the "Required Noteholders" under the Convertible Note to an Amended and Restated Form of Convertible Note; and (iii) the agreement of Persons who are holders of Convertible Notes and Bridge Notes, in their capacity shareholders of the Company, to promptly vote their Ordinary Shares in favor of the amendment of the Company's Articles of Association in accordance with Section 4(i) to provide the provisions related to pre-emptive rights as set forth in Exhibit P.

(m) [Reserved.]

(n) The Company shall have made, or caused to be made, all filings required by Brazilian Law to register foreign investment;

(o) The Company shall have paid (or pay at Closing) all expenses as required by Section 4(g).

(p) On or prior to the Closing, each Comanche Guarantor shall execute the Guaranty in the form attached hereto as Exhibit E, Participações shall execute and deliver Quota Pledge Agreements for each Operating Subsidiary in the form attached hereto as Exhibit C and Operações shall execute and deliver a Quota Pledge Agreement for Maranhão in such form, each of the Operating Subsidiaries and Maranhão shall execute and deliver, as an intervening party, the Quota Pledge Agreement applicable to its quotas, and each Operating Subsidiary shall execute an Asset Pledge Agreement in the form attached hereto as Exhibit D.

(q) The Buyers shall have received drafts, in form and substance reasonably acceptable to the Buyers, of the (a) consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Company for the most recently completed fiscal year ended December 31, 2007.

(r) The Company shall deliver an officer's certificate certifying that the Company has received at least $75,000,000 in gross cash proceeds on the Closing Date (including funds received simultaneously with the Closing), comprised of the Purchase Price for the issuance of Transaction Securities under this Securities Purchase Agreement and a Joinder hereto to be entered into on the Closing Date, including cash paid by parties surrendering previously issued Warrants in exchange for Transaction Securities under the terms of the exchange contemplated by such Joinder.

(s) All quotas of Maranhão (other than a single quota held by Bahia) shall have been transferred to a separate subsidiary of Comanche Clean Energy, LLC, expected to be Operações.

(t) The Buyers shall have received, in form and substance reasonably acceptable to the Buyers, evidence of the termination of the existing Liens on the Collateral (other than Liens constituting Permitted Liens under clauses (i), (v) or (xii) of Section 10(b) in the Transaction Notes).

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial.

This Securities Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company hereby appoints Guzov Ofsink, LLC, 600 Madison Avenue, New York, New York 10022, as its agent for service of process in New York. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) Counterparts.

This Securities Purchase Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings.

The headings of this Securities Purchase Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Securities Purchase Agreement.

(d) Severability.

If any provision of this Securities Purchase Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Securities Purchase Agreement in that jurisdiction or the validity or enforceability of any provision of this Securities Purchase Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments.

This Securities Purchase Agreement (including exhibits, schedules and annexes hereto) constitutes the entire agreement and supersedes all other prior oral or written agreements between the Buyers, the Company, the Subsidiaries, their Affiliates and Persons acting on their

behalf in respect of the matters discussed herein, and this Securities Purchase Agreement, the Transaction Documents and the instruments referenced herein contain the entire understanding of the parties in respect of the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Company and its Subsidiaries nor any Buyer makes any representation, warranty, covenant or undertaking in respect of such matters. No provision of this Securities Purchase Agreement may be amended other than by an instrument in writing signed by the Company, and the Required Noteholders, and any amendment to this Securities Purchase Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Transaction Securities as applicable. Except as set forth in the preceding sentence, no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Securities Purchase Agreement and the applicable Transaction Documents and the documents relating to the Earlier Financings, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Securities Purchase Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally provided same is on a Business Day and, if not, on the next Business Day; (ii) upon receipt, when sent by facsimile (provided, that confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) provided same is on a Business Day and, if not, on the next Business Day; (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same; or (iv) if sent by certified mail, return receipt requested, when received or three (3) days after deposited in the mails, whichever occurs first. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Comanche Clean Energy Corporation
c/o Maples Corporate Services Limited
PO Box 309 Ugland House
Grand Cayman, KY1-1104 Cayman Islands
Tel: 345-949-8066 Fax: 345-949-8080
Attention: Tina Meigh
Email: Tina.Meigh@MAPLESANDCALDER.com

With a copy to each of:

Comanche Clean Energy Corporation
c/o FondElec
One Dock Street Stamford, CT 06902 USA

Tel: 203-326-4570 Fax: 203-326-4578 Attention: Thomas Cauchois
Email: tcauchois@fondelec.com

Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, NY 10022 Tel: 212-371-8008 Fax: 212-688-7273
Attention: Darren L. Ofsink, Esq.
Email: dofsink@golawintl.com

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, with a copy (for informational purposes only) to:

Stephan Feder, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017-3954
Tel: (212) 455-7405
Fax: (212) 455-2502
sfeder@stblaw.com

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns.

This Securities Purchase Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Buyers' permitted assigns shall be any Person that purchases any of the Transaction Securities during the Reporting Period so long as all of such Person's purchases of Transaction Securities comply with this Securities Purchase Agreement and of the Transaction Securities so purchased. The Company shall not assign this Securities Purchase Agreement or any rights or obligations hereunder without the prior written consent of the Required Noteholders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Transaction Warrants).

(h) No Third Party Beneficiaries.

This Securities Purchase Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor

may any provision hereof be enforced by, any other Person except to the extent set forth in Section 9(g).

(i) Survival.

The representations and warranties of the Comanche Parties and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5, 6 and 9 shall survive the Closing and the delivery, conversion and exercise of the Transaction Securities, as applicable, until such time as a Qualified IPO occurs. Each party and its successors and assigns shall be responsible only for the representations, warranties, agreements and covenants made and agreed to by such party hereunder.

(j) Further Assurances.

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Securities Purchase Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i) In consideration of each Buyer's execution and delivery of this Securities Purchase Agreement and the Transaction Documents and acquiring the Transaction Securities hereunder the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Transaction Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Securities Purchase Agreement) (collectively, the "Indemnitees"), to the fullest extent lawful, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, damages and expenses (including reasonable attorneys' fees and disbursements), amounts paid out in settlement and other costs (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought) (the "Indemnified Liabilities") incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any inaccuracy, misrepresentation or breach of any representation or warranty made by any Comanche Party in this Securities Purchase Agreement or any Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in this Securities Purchase Agreement or any Transaction Document or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Securities Purchase Agreement or any Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Transaction Securities, or (iii) the status of such Buyer or holder of the Transaction Securities as an investor in the Company

pursuant to the transactions contemplated by this Securities Purchase Agreement or any Transaction Document. To the extent that the foregoing undertaking by the Company or any Subsidiary may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law; provided, that the Company shall not be obligated to indemnify a Buyer for any Indemnified Liabilities caused by the gross negligence or willful misconduct of that Buyer. Notwithstanding anything to the contrary in the Transaction Documents, in no event shall the Company (including any other Comanche Party acting as a guarantor of the Company's obligations) be required to provide funds to any Person for indirect, incidental, consequential or punitive damages.

(ii) Promptly after receipt by Indemnitee under this Section 9(k) of notice of the commencement of any action, investigation or proceeding (including any governmental action, investigation or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee, as the case may be; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. In the case of an Indemnitee, legal counsel referred to in the immediately preceding sentence shall be selected by Required Noteholders, to which the claim relates. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee which relates to such action or claim. The indemnifying party shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations in respect thereof. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee in respect of all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred. Any indemnification payments pursuant to this Section 9(k) shall be treated as an adjustment to the purchase price for the Transaction Securities for U.S. federal income and applicable state and local tax purposes, unless a different treatment is required by applicable law.

(iv) The indemnity agreements contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (B) any liabilities the indemnifying party may be subject to pursuant to the law.

(l) No Strict Construction.

The language used in this Securities Purchase Agreement and the Transaction Documents will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies.

Each Buyer and each holder of the Transaction Securities shall have all rights and remedies set forth in this Securities Purchase Agreement and the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Securities Purchase Agreement and the Transaction Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Securities Purchase Agreement and the Transaction Documents and to exercise all other rights granted by law. Furthermore, each of the Comanche Parties recognizes that in the event that it fails to perform, observe, or discharge any or all of their obligations under this Securities Purchase Agreement and the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. Each of the Comanche Parties therefore agree that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right.

Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Securities Purchase Agreement or the other Transaction Documents, whenever any Buyer exercises a right, election, demand or option under this Securities Purchase Agreement or the other Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside.

To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers or the Collateral Agent, as applicable, enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers' Obligations and Rights.

The obligations of each Buyer under this Securities Purchase Agreement or any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under this Securities Purchase Agreement or any Transaction Document. The Buyers and the Company agree that no action taken by any Buyer pursuant hereto or to the other Transaction Documents, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Buyers are in any way acting in concert or would deem such Buyers to be members of a "group" for purposes of Section 13(d) of the 1934 Act. The Buyers each confirm that they have not agreed to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Company. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated by this Securities Purchase Agreement and the Transaction Documents with the advice of its own counsel and advisors, that it has independently determined to enter into the transactions contemplated hereby and thereby, that it is not relying on any advice from or evaluation by any other Buyer, and that it is not acting in concert with any other Buyer in making its purchase of Transaction Securities hereunder or in monitoring its investment in the Company. The Company has elected to provide all Buyers with the same terms under this Securities Purchase Agreement and the Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Buyers. The Company acknowledges on behalf of itself and the Company that such procedure in respect of this Securities Purchase Agreement and the Transaction Documents in no way creates a presumption that the Buyers are in any way acting in concert or as a "group" for purposes of Section 13(d) of the 1934 Act in respect of the Transaction Documents or the transactions contemplated hereby or thereby. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Securities Purchase Agreement, the Registration Rights Agreement and such Person's Transaction Securities, and, with respect to holders of Transaction Notes, the right of set-off under the Guaranty, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMANCHE CLEAN ENERGY CORPORATION

By: ______________________________
Name: Alicia Noyola
Title: Vice Chairman and Secretary

COMANCHE PARTICIPAÇÕES DO BRASIL LTDA.

By: ______________________________
Name: Alicia Noyola
Title: Attorney-In-Fact

COMANCHE BIOCOMBUSTÍVEIS DE CANITAR LTDA.

By: ______________________________
Name: Alicia Noyola
Title: Attorney-In-Fact

COMANCHE BIOCOMBUSTÍVEIS DE SANTA ANITA LTDA.

By: ______________________________
Name: Alicia Noyola
Title: Attorney-In-Fact

COMANCHE BIOCOMBUSTÍVEIS DE BAHIA LTDA.

By: ______________________________
Name: Alicia Noyola
Title: Attorney-In-Fact

COMANCHE OPERAÇÕES E PARTICIPAÇÕES SOCIETÁRIAS LTDA.

By: ______________________________
Name: Alicia Noyola
Title: Attorney-In-Fact

COMANCHE BIOENERGIA DO MARANHÃO LTDA.

By: ______________________________
Name: Alicia Noyola
Title: Attorney-In-Fact

UBS AG, LONDON BRANCH

By: ______________________

Name: Andrew Dragoumis

Title: Managing Director

Stewart E. Morel
Executive Director
UBS Securities LLC

LUXOR CAPITAL PARTNERS, LP by its Investment Manager,
Luxor Capital Group, LP

By: ______________________________

Name:
Title: **Norris Nissim**
General Counsel

LUXOR CAPITAL PARTNERS OFFSHORE, LTD. by its
Investment Manager, Luxor Capital Group, LP

By: ______________________

Name:
Title: **Norris Nissim**
General Counsel

LCG SELECT LLC by its Investment Manager, Luxor Capital Group, LP

By: ______________________________
Name: **Norris Nissim**
Title: **General Counsel**

LCG SELECT OFFSHORE, LTD. by its Investment Manager,
Luxor Capital Group, LP

By: [signature]

Name: **Norris Nissim**
Title: **General Counsel**

LUXOR SPECTRUM LLC by its Investment Manager, Luxor Capital Group, LP

By: ______________________________

Name: Norris Nissim
Title: General Counsel

LUXOR SPECTRUM OFFSHORE, LTD. by its Investment Manager, Luxor Capital Group, LP

By: ______________________________

Name:
Title: **Norris Nissim**
General Counsel

ATLAS MASTER FUND, LTD.

By: ______________________________

Name: Scott Schroeder

Title: Authorized Signatory

MAPLE LEAF MACRO VOLATILITY MASTER FUND, by its Investment Manager, Maple Leaf Capital LLP.

By: ____________________
Name: Kara Byun
Title: Portfolio Manager

ARDSLEY PARTNERS RENEWABLE ENERGY FUND, L.P., by
its Investment Manager, Ardsley Partners

By: Steve Napoli
Name: Steve Napoli
Title: PARTNER

ARDSLEY RENEWABLE ENERGY OFFSHORE FUND, LTD.,
by its Investment Manager, Ardsley Partners

By: Steve Napoli
Name: Steve Napoli
Title: PARTNER

HFR HE ARDSLEY MASTER TRUST, by its Investment Manager,
Ardsley Partners

By: Steve Napoli

Name: Steve Napoli

Title: Partner

THE GABELLI GLOBAL GOLD, NATURAL RESOURCES & INCOME TRUST, by its Investment Manager, Gabelli Funds, LLC

By: ______________________________

Name: Agnes Mullady

Title: Treasurer

UTILICO EMERGING MARKETS LIMITED, by its Investment Manager, Utilico

By: ______________________
Name: CHARLES JILLINGS
Title: Executive Director